Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-82774 and 333-32488 on Form S-3 and Registration Statement Nos. 333-51256 and 333-68097 on Form S-8 of our report, dated June 4, 2004, except for Note 1 as to which the date is April 12, 2005, appearing in this Annual Report on Form 10-KSB/A of AML Communications, Inc. for the year ended March 31, 2004.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California

April 12, 2005